UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2010

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32938	98-0481737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
27 Richmond Road
Pembroke HM 08, Bermuda
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (441) 278-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Underwriting Agreement
     On November 9, 2010, Allied World Assurance Company Holdings, Ltd (the “Company”) entered into an Underwriting Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters therein, wherein the Company agreed to sell to the underwriters $300 million aggregate principal amount of 5.50% Senior Notes due 2020 (the “Senior Notes”). The Underwriting Agreement includes representations, covenants and closing conditions that are usual and customary for underwriting agreements relating to underwritten offerings of unsecured senior notes.
     The closing of the Senior Notes occurred on November 15, 2010. The Senior Notes were offered and sold pursuant to the shelf registration statement on Form S-3 (Registration No. 333-148409) filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 31, 2007 and a prospectus supplement related thereto and filed with the SEC on November 10, 2010. The net proceeds from the offering of the Senior Notes will be used for general corporate purposes, including the repurchase of the Company’s outstanding common shares, dividends to its shareholders or potential acquisitions.
Senior Indenture and Supplemental Indenture
     The Senior Notes are governed by a Senior Indenture, dated November 15, 2010 (the “Indenture”), by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of November 15, 2010 (the “Supplemental Indenture”), by and between the Company and the Trustee.
     The Senior Notes are the Company’s unsecured and unsubordinated obligations and rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company. The Senior Notes will bear interest at a rate of 5.50% per year from November 15, 2010 to maturity or early redemption. Interest on the Senior Notes is payable semiannually on May 15 and November 15 of each year commencing May 15, 2011. The Senior Notes will not be entitled to the benefit of any mandatory redemption or sinking fund. The Company may redeem the Senior Notes at any time or from time to time in whole or in part at a redemption price equal to the greater of the principal amount of the Senior Notes to be redeemed or a make-whole price, plus accrued and unpaid interest. The Indenture also includes covenants and events of default that are usual and customary for indentures relating to underwritten offerings of unsecured senior notes.
     The Underwriting Agreement, Indenture and Supplemental Indenture are attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The form of Senior Note issued pursuant to the Supplemental Indenture is included as Exhibit A to the Supplemental Indenture and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement, Indenture and Supplemental Indenture are qualified in their entirety by reference to those respective documents filed herewith.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The direct financial obligation information included pursuant to Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     In connection with the offering of the Senior Notes, the Company is filing certain exhibits as part of this Form 8-K that are incorporated by reference in the registration statement related to the Senior Notes.
(d)	Exhibits

Exhibit
Number	Description

1.1	Underwriting Agreement, dated November 9, 2010, by and among Allied World Assurance Company Holdings, Ltd, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and the underwriters named therein.

4.1	Senior Indenture, dated November 15, 2010, by and between Allied World Assurance Company Holdings, Ltd and The Bank of New York Mellon, as trustee.

4.2	First Supplemental Indenture, dated November 15, 2010, by and between Allied World Assurance Company Holdings, Ltd and The Bank of New York Mellon, as trustee.

5.1	Opinion of Conyers, Dill & Pearman Limited.

5.2	Opinion of Willkie, Farr & Gallagher LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
Dated: November 15, 2010	By:	/s/ Wesley D. Dupont
		Name:	Wesley D. Dupont
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated November 9, 2010, by and among Allied World Assurance Company Holdings, Ltd, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and the underwriters named therein.

4.1	Senior Indenture, dated November 15, 2010, by and between Allied World Assurance Company Holdings, Ltd and The Bank of New York Mellon, as trustee.

4.2	First Supplemental Indenture, dated November 15, 2010, by and between Allied World Assurance Company Holdings, Ltd and The Bank of New York Mellon, as trustee.

5.1	Opinion of Conyers, Dill & Pearman Limited.

5.2	Opinion of Willkie, Farr & Gallagher LLP.